Exhibit 5.4

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

December 8, 2025

Bank of America Corporation

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

BofA Finance LLC

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 filed by Bank of America Corporation, a Delaware corporation (“BAC”), and BofA Finance LLC, a Delaware limited liability company (“BofA Finance”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on October 1, 2025, and the Pre-Effective Amendment No. 1 thereto (such Registration Statement, as so amended, the “Registration Statement”) being filed by BAC and BofA Finance with the SEC under the Securities Act on the date hereof (File No. 333-290665), relating to the registration of:

(i) warrants of BofA Finance issued as “Warrants, Series B” (the “Warrants”); and

(ii) the guarantees by BAC of the Warrants (the “Guarantees”).

The Warrants and the Guarantees are collectively referred to herein as the “Securities.”

The Securities will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into among BofA Finance, as issuer, BAC, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as warrant agent (the “Warrant Agent”), the form of which agreement has been filed as an exhibit to the Registration Statement.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Bank of America Corporation

BofA Finance LLC

December 8, 2025

References herein to a “prospectus supplement” shall be read to include any amendment, addendum or supplement to the prospectus in the Registration Statement, including without limitation any document referred to as a product supplement, index supplement, underlier supplement or pricing supplement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of BofA Finance and BAC, and others, and have examined such questions of law as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us, or otherwise obtained by us, for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of BofA Finance and BAC.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Warrants of each issuance covered by the Registration Statement will constitute valid and binding obligations of BofA Finance, and the related Guarantee will constitute a valid and binding obligation of BAC, in each case when:

(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act;

(ii) the prospectus supplement or prospectus supplements with respect to such Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder;

(iii) the Warrant Agreement shall have been duly executed and delivered by BofA Finance, BAC and the Warrant Agent;

(iv) all necessary corporate action shall have been taken by BofA Finance and BAC to authorize the form, terms, execution, delivery, performance, issuance and sale of such Securities and to authorize the execution, delivery and performance of any supplemental agreement or officers’ certificate(s) establishing the form and terms of such Securities as contemplated by the Warrant Agreement;

(v) any applicable supplemental agreement or officers’ certificate(s) establishing the form and terms of such Securities shall have been duly executed and delivered by BofA Finance and BAC and, in the case of a supplemental agreement, the Warrant Agent; and

Bank of America Corporation

BofA Finance LLC

December 8, 2025

(vi) such Securities shall have been duly executed, authenticated, issued and delivered in accordance with the Warrant Agreement, any applicable supplemental agreement and any applicable officers’ certificates(s), and shall have been delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and each prospectus supplement relating thereto;

(ii) the execution, delivery and performance by each of BofA Finance and BAC, as applicable, of the Warrant Agreement, and the issuance sale and delivery of such Securities, will not (A) contravene or violate its organizational documents, (B) violate any law, rule or regulation applicable to it, (C) result in a default under or breach of any agreement or instrument binding upon it or any order, judgment or decree of any court or governmental authority applicable to it, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by each of BofA Finance and BAC, as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the organizational documents of each of BofA Finance and BAC will not have been modified or amended in a way that would affect the opinions set forth herein and will be in full force and effect and each of BofA Finance and BAC will remain validly existing as a limited liability company or a corporation, as the case may be, in good standing under the laws of the State of Delaware.

Bank of America Corporation

BofA Finance LLC

December 8, 2025

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to BofA Finance or BAC and is expressly covered in the opinion set forth above.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York), the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

In addition if a prospectus supplement relating to the offer and sale of any particular issuance of Warrants (and any related Guarantee) is prepared and filed by BofA Finance with the SEC on a future date and the prospectus supplement contains our opinion and a reference to us substantially in the form set forth below, this consent shall apply to our opinion and the reference to us in substantially such form:

“In the opinion of Sidley Austin LLP, as counsel to BofA Finance and BAC, [when the warrants offered by this [prospectus][pricing] supplement have been executed and issued by BofA Finance and countersigned by the warrant agent pursuant to the warrant agreement] [when the warrant agent has made the appropriate entries or notations on Schedule 1 to the master global warrant certificate that represents the warrants (the “Master Warrant Certificate”) identifying the warrants offered hereby as warrant obligations thereunder in accordance with the instructions of BofA Finance], and the warrants have been delivered against payment as contemplated herein, such warrants will be valid and binding obligations of BofA Finance, and the related guarantee will be a valid and binding obligation of BAC, in each case, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the laws

Bank of America Corporation

BofA Finance LLC

December 8, 2025

of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the warrant agent’s authorization, execution and delivery of the warrant agreement and due countersignature of the [warrants] [Master Warrant Certificate] and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated December 8, 2025 which has been filed as Exhibit 5.4 to the Company’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on December 8, 2025. [This opinion is also subject to the discussion, as stated in such letter, of the enforcement of warrants and guarantees denominated in a foreign currency or currency unit.]”

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP